UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information in Item 5.02(e) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 15, 2009, the Board of Directors (the “Board”) of Westwood One, Inc. (the “Company”) approved Amendment No. 5 (the “Amendment 5”) to the Company’s employment agreement with the Chairman of the Board, Norman J. Pattiz (“Pattiz”), made as of April 29, 1998 and amended as of October 27, 2003, November 28, 2005, January 8, 2008 and December 31, 2008 (as amended, including by Amendment 5, the “Pattiz Agreement”). Amendment 5 extends the term of the Pattiz Agreement for an additional period beginning June 16, 2009 and continuing through June 15, 2011. In connection therewith, subject to the approval of the Board or its designee, at such time as members of the Company’s senior management team receive stock options, Pattiz will receive stock options in an amount equal to approximately 0.5% of the total outstanding equity of the Company. As part of Amendment 5, the parties thereto agreed that if the Company formally rejects a program that is submitted to it, Pattiz will have the right to negotiate a programming deal for himself with respect to such formally rejected content, provided that Pattiz provides the Company with a right of first refusal to distribute such programming, which right of first refusal must be exercised by the Company within 30 days of notice from Pattiz. Such provision required a waiver of the Company’s Code of Ethics, which was approved by the Company’s Board, as described in more detail below in Item 5.05(b).

A copy of the Amendment 5 is attached hereto as Exhibit 10.1, the terms of which are incorporated by reference herein in their entirety. Except as expressly provided in the Amendment 5, the Pattiz Agreement was not modified and will continue in full force and effect.

A copy of the Pattiz Agreement was previously filed with the SEC as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998. Copies of all amendments thereto were previously filed with the SEC as follows: Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (Amendment No. 1); Exhibit 99.1 to the Company’s Current Report on Form 8-K dated November 30, 2005 (Amendment No. 2); Exhibit 10.4 to the Company’s Current Report on Form 8-K dated January 8, 2008 (Amendment No. 3) and Exhibit 10.50 (Form of Amendment to Employment Agreement for senior executives, amending terms in a manner intended to address Section 409A of the Internal Revenue Code of 1986, as amended) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. In connection with this filing, the Company has filed the actual (not the form of) Amendment No. 4 to the Pattiz Agreement.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Wavier of a Provision of the Code of Ethics

(b) On June 15, 2009, the Company’s Board approved a waiver to its Code of Ethics which prohibits, among other things, a Company director or employee from being an owner, officer, partner or employee of an organization (other than the Company) involved in the radio, music or entertainment business. As described in Item 5.02(e) above, as part of Amendment 5, the Company’s Board agreed that in the future, Pattiz may negotiate a programming deal for himself if the Company formally rejects a content opportunity presented to it provided that Pattiz first provide the Company with a right of first refusal on distributing such programming.

Item 9.01 Financial Statements and Exhibits

(d) The following is a list of the exhibits filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Amendment No. 5, effective June 11, 2009, to the employment agreement by and between Westwood One, Inc. and Norman Pattiz, dated as of April 29, 1998, as amended.

10.2	Amendment No. 4, effective December 31, 2008, to the employment agreement by and between Westwood One, Inc. and Norman Pattiz, dated as of April 29, 1998, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009	WESTWOOD ONE, INC.
	By:	/s/ David Hillman

	Name:	David Hillman
	Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 5, effective June 11, 2009, to the employment agreement by and between Westwood One, Inc. and Norman Pattiz, dated as of April 29, 1998, as amended.

10.2	Amendment No. 4, effective December 31, 2008, to the employment agreement by and between Westwood One, Inc. and Norman Pattiz, dated as of April 29, 1998, as amended.